Exhibit 10.10

CORPORATE GUARANTEE

GUARANTEE, dated as of August 10, 2023, made by White River Holdings Corp, a Delaware corporation, White River Energy Partners Management I, LLC, a Delaware limited liability company, White River Energy LLC, a Texas limited liability company, White River E&P LLC, a Texas limited liability company, White River SPV 2 LLC, a Texas limited liability company, White River SPV 3 LLC, a Texas limited liability company, and White River Operating LLC, a Texas limited liability company (collectively, the “Guarantors”), in favor of Smithline Family Trust I ( the “Purchaser”).

W I T N E S S E T H:

Whereas, pursuant to that certain Securities Purchase Agreement, dated as of August 10, 2023, by and between White River Energy Corp., a Nevada corporation (the “Company”), and the Purchaser (the “Purchase Agreement”), the Company agreed to sell and issue to the Purchaser, and the Purchaser has agreed to purchase from the Company, among other things, the Company’s Senior Secured Notes due December 16, 2023, in aggregate principal amount of $1,111,111.11 (the “Notes”);

Whereas, the Guarantors have and will directly benefit from the extension of credit to the Company; and

NOW, THEREFORE, in consideration of the premises and to induce the Purchaser to enter into the transactions in connection therewith, the Guarantors hereby agree with the Purchaser as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guarantee” means this Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means the collective reference to all obligations and undertakings of the Company of whatever nature, monetary or otherwise under the Notes, the Security Agreement of even date herewith by and between the Company, its Subsidiaries, and the Purchaser (the “Security Agreement”), and the other Transaction Documents or any other future agreement or obligations undertaken by the Company, its Subsidiaries to the Purchaser, together with all reasonable attorneys’ fees, disbursements and all other costs and expenses of collection incurred by Purchaser in enforcing any of such Obligations and/or this Guarantee.

2. Guarantee.

(a) Guarantee.

(i)	The Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantee to the Purchaser and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company and its Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii)	Anything herein or in any other Transaction Document (as defined in Notes) to the contrary notwithstanding, the maximum liability of the Guarantors hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantors under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally.

(iii)	The Guarantors agree that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantors hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchaser hereunder.

(iv)	The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of the Company under the Note shall have been paid in full by the Company or any other Guarantor. .

(v)	No payment made by the Company, its Subsidiaries, the Guarantors, any other Guarantors or any other Person or received or collected by the Purchaser from the Company, its Subsidiaries, the Guarantors, any other Guarantors or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantors in respect of the Obligations or any payment received or collected from such Guarantors in respect of the Obligations), remain jointly and severally liable for the Obligations until the Obligations are paid in full.

(vi)	Notwithstanding anything to the contrary in this Agreement, with respect to any defaulted non-monetary Obligations that remains uncured after giving effect to any applicable cure period, if any, the specific performance of which by the Guarantors are not reasonably possible (e.g. the issuance of the Company’s Common Stock), the Guarantors shall only be jointly and severally liable for making the Purchaser whole on a monetary basis for the Company’s, its Subsidiaries’ failure to perform such Obligations in accordance with the Transaction Documents.

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(b) No Subrogation. Notwithstanding any payment made by the Guarantors hereunder or any set-off or application of funds of the Guarantors by the Purchaser, the Guarantors shall not be entitled to be subrogated to any of the rights of the Purchaser against the Company, its Subsidiaries, or any other Guarantors or any collateral security or guarantee or right of offset held by the Purchaser for the payment of the Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Company, its Subsidiaries, or any other Guarantors in respect of payments made by such Guarantors hereunder, until all amounts owing to the Purchaser by the Company, its Subsidiaries on account of the Obligations are paid in full. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantors in trust for the Purchaser, segregated from other funds of such Guarantors, and shall, forthwith upon receipt by such Guarantors, be turned over to the Purchaser in the exact form received by such Guarantors (duly indorsed by such Guarantors to the Purchaser, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchaser may determine.

(c) Amendments, Etc. With Respect to the Obligations. The Guarantors shall remain jointly and severally obligated hereunder notwithstanding that, without any reservation of rights against any Guarantors and without notice to or further assent by any Guarantors, any demand for payment of any of the Obligations made by the Purchaser may be rescinded by the Purchaser and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchaser, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchaser for the payment of the Obligations may be sold, exchanged, waived, surrendered or released in accordance with the terms and conditions set forth in the Security Agreement (as defined in the Purchase Agreement). The Purchaser shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(d) Guarantee Absolute and Unconditional. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchaser upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company, its Subsidiaries, and any of the Guarantors, on the one hand, and the Purchaser, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Guarantors waive to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, its Subsidiaries, or any of the Guarantors with respect to the Obligations. The Guarantors understand and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Transaction Document or document entered into in connection with the Purchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchaser, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud or misconduct by Purchaser) which may at any time be available to or be asserted by the Company, its Subsidiaries or any other Person against the Purchaser, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company, its Subsidiaries, or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company, for the Obligations, or of the Guarantors under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantors or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantors or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor, of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against any Guarantors. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

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(e) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, its Subsidiaries or any Guarantors, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, its Subsidiaries, or any Guarantors or any substantial part of its property, or otherwise, all as though such payments had not been made.

(f) Payments. The Guarantors hereby jointly and severally guarantee that payments hereunder will be paid to the Purchaser without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Purchase Agreement.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchaser as of the date hereof.

(a) Organization and Qualification. The Guarantors is a corporation or limited liability company, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantors are duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantors or (z) adversely impair in any material respect the Guarantor’ ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”).

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(b) Authorization; Enforcement. The Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by the Guarantors and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guarantee has been duly executed and delivered by the Guarantors and constitutes the valid and binding obligation of the Guarantors enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of this Guaranty by the Guarantor and the consummation by the Guarantors of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantors is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantors is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Guarantors is bound or affected, except in the case of each of clauses (i) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, adversely impair in any material respect the Guarantors’ ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”). The business of the Guarantors are not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantors of this Guaranty.

(e) Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchaser shall be entitled to rely on each of them as if they were fully set forth herein, provided, that each reference in each such representation and warranty to the Guarantors’ knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantors’ knowledge

4. Covenants. The Guarantor covenants and agrees with the Purchaser that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantors. Additionally, the Guarantors agree to be bound by the covenants set forth in Notes as if fully set forth herein.

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5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Majority Purchaser (as defined in the Purchase Agreement) and the Guarantors.

(b) Notices. All notices, requests and demands to or upon the Purchaser or any Guarantors hereunder shall be affected in the manner provided for in the Purchase Agreement at their respective addresses (in the case of the Guarantors, at the address listed on the signature page below).

(c) No Waiver By Course Of Conduct; Cumulative Remedies. The Purchaser shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Purchaser, any right, power or privilege hereunder upon the occurrence and continuance of an Event of Default that remains uncured after giving effect to any applicable cure period, if any, shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchaser would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d) Enforcement Expenses; Indemnification.

(i)	Each Guarantor agrees to pay, or reimburse the Purchaser for, all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchaser.

(ii)	Each Guarantor agrees to pay, and to save the Purchaser harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii)	Each Guarantor agrees to pay, and to save the Purchaser harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Notes, Pledge Agreement or Security Agreement.

(iv)	The agreements in this Section shall survive repayment of the Obligations.

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(e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Purchaser and their respective successors and assigns; provided that the Guarantors may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchaser not to be unreasonably withheld, delayed or denied.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes the Purchaser at any time and from time to time while an Event of Default under the Notes shall have occurred and be continuing after giving effect to any applicable cure period, if any, without notice to such Guarantor or any other Guarantors, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchaser to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchaser may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchaser hereunder and claims of every nature and description of the Purchaser against such Guarantor, in any currency, whether arising hereunder, under the Notes or otherwise, as the Purchaser may elect, whether or not the Purchaser have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Purchaser shall notify such Guarantor promptly of any such set-off and the application made by the Purchaser of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchaser may have.

(g) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h) Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(i) Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchaser with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchaser relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

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(j) Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS.

(k) Submission to Jurisdictional; Waiver. Each Guarantor hereby irrevocably and unconditionally:

(i)	submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, located in New York County, New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii)	consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to above or at such other address of which the Purchaser shall have been notified pursuant thereto;

(iv)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)	waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l) Acknowledgements. Each Guarantor hereby acknowledges that:

(i)	it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii)	the Purchaser has no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantor, on the one hand, and the Purchaser, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)	no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchaser.

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(m) Release of Guarantors. The Guarantors will be released from all liability hereunder concurrently with the repayment in full of all amounts in connection with the Obligations.

(n) Waiver of Jury Trial. THE GUARANTORS AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

(o) Seniority. The obligations of the Guarantors under this Guarantee shall be senior in right of payment to its other obligations other than the Note issued to Smithline Family Trust I on December 16, 2022 and will be secured be a first lien in all of the Guarantors’ tangible and intangible assets.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

White River Holdings Corp

By:	/s/ Randy May
Name:	Randy May
Title:	CEO

White River Energy Partners Management I, LLC

By:	/s/ Randy May
Name:	Randy May, Manager

White River Energy LLC

By:	/s/ Randy May
Name:	Randy May, Manager

White River E&P LLC

By:	/s/ Randy May
Name:	Randy May, Manager

White River SPV 2 LLC

By:	/s/ Randy May
Name:	Randy May, Manager

White River SPV 3 LLC

By:	/s/ Randy May
Name:	Randy May, Manager

White River Operating LLC
By:	/s/ Randy May
Name:	Randy May, Manager

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